Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK CLOSES WEB CLIENTS AND E-BABYLON ACQUISITIONS AND RAISES 2005 GUIDANCE

Westlake Village, CA – June 27, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today announced that it has closed its acquisitions of both Web Marketing Holdings, Inc. (dba Web Clients) and E-Babylon, Inc., which were announced on June 13, 2005. The Company also announced that it is raising its 2005 guidance to reflect these acquisitions. Due to the timing of each acquisition’s close, the Company’s updated second quarter guidance includes only one month of E-Babylon’s operating results but does not include any operating results of Web Clients. The revised full-year 2005 guidance includes seven months of E-Babylon’s operating results and six months of Web Clients’ operating results.

Web Clients gives ValueClick immediate scale in promotional and industry-focused online content and expands the Company’s existing lead-generation and opt-in email channels. Web Clients’ websites complement ValueClick’s Media, Commission Junction, Hi-Speed Media, Search123, and Pricerunner businesses, and can be leveraged across the Company’s advertiser base. E-Babylon expands ValueClick’s e-commerce channel and provides the infrastructure to support all of the Company’s current e-commerce initiatives.

“Through a combination of organic growth and prudent acquisitions like Web Clients and E-Babylon, ValueClick is becoming an even larger and more profitable player in online marketing services,” said James Zarley, chairman and chief executive officer of ValueClick. “We remain confident about our ability to deliver on our 2005 financial goals and long-term strategy, and we welcome Web Clients and E-Babylon to the ValueClick family.”

ValueClick has acquired all outstanding equity interests in Web Clients and extinguished all of Web Client’s outstanding bank debt for an aggregate purchase price of approximately $141 million, including $122 million in cash, approximately 1.8 million shares of ValueClick common stock and approximately 350,000 options to purchase shares of ValueClick common stock. Josh Gray, chief executive officer of Web Clients, has joined ValueClick’s senior management team and continue to lead the Web Clients business after the closing.

ValueClick has acquired all outstanding equity interests in E-Babylon and extinguished all of E-Babylon’s bank debt and long-term liabilities for a purchase price of approximately $11.7 million in cash attributed to the E-Babylon business, and an additional $3.0 million in cash attributed to the value of the fee title to E-Babylon’s fulfillment center. E-Babylon will be integrated into ValueClick’s Hi-Speed Media business under general manager Farshad Fardad.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

Based on today’s announcement on the closed acquisitions, ValueClick is raising its second quarter and fiscal year 2005 guidance. Due to the timing of each acquisition’s close, the Company’s updated second quarter guidance includes only one month of E-Babylon’s operating results, but does not include any operating results of Web Clients. The revised full-year 2005 guidance includes seven months of E-Babylon’s operating results and six months of Web Clients’ operating results.

ValueClick’s second quarter and fiscal year 2005 guidance is as follows:

Second Quarter 2005	Previous Guidance	New Guidance
Revenue Diluted net income per common share[1] EBITDA[2]	$52-$53 million $0.08 $12-$13 million	$53.5-$54.5 million $0.08 $12.2-$13.2 million

Fiscal Year 2005	Previous Guidance	New Guidance

Revenue Diluted net income per common share[1] EBITDA[2]	$222-226 million $0.38-0.40 $58-61 million	$265-275 million $0.39-0.41 $68-72 million

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, ValueClick Search and Web Clients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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1 Guidance for diluted net income per common share reflects the Company’s preliminary estimates of purchase price allocations and anticipated amortization periods for acquired intangible assets related to the recently closed acquisitions. Such estimates are unaudited and are subject to adjustment based on the results of pending appraisal reports.

2 Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (Generally Accepted Accounting Principles) financial measure which represents net income excluding the effects of interest, taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments and income from interest on the Company’s cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.